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                                                                     EXHIBIT 1.1

                              [China Mobile Logo]

                        CHINA MOBILE (HONG KONG) LIMITED

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

  Annual General Meeting and Extraordinary General Meeting held on 15 May 2003

                                  Poll Results

The poll results in respect of the resolutions proposed at the Annual General Meeting and the Extraordinary General Meeting of China Mobile (Hong Kong) Limited (the "Company") held at JW Marriott Hotel, Pacific Place, 88 Queensway, Hong Kong, on Thursday, 15 May 2003 were as follows:


1.    ANNUAL GENERAL MEETING

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

                                                                                             No. of Votes
               Resolutions Passed in the Annual General Meeting                                  (%)
                                                                                      For               Against
                                                                                ---------------      -------------
(1) To receive and consider the financial statements and the Reports of          16,921,301,839        1,143,780
    the Directors and of the Auditors for the year ended 31 December 2002.             (99.993%)         (0.007%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

(2) To declare a final dividend for the year ended 31 December 2002.             16,921,229,319        1,634,800
                                                                                       (99.990%)         (0.010%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

(3) (i)   To re-elect Mr. Zhang Ligui as a Director.                             16,847,963,321       14,472,998
                                                                                       (99.914%)         (0.086%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

    (ii)  To re-elect Mr. Li Yue as a Director.                                  16,847,965,271       14,471,048
                                                                                       (99.914%)         (0.086%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

    (iii) To re-elect Mr. Lu Xiangdong as a Director.                            16,847,938,891       14,497,428
                                                                                       (99.914%)         (0.086%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

    (iv)  To re-elect Mr. Xue Taohai as a Director.                              16,847,959,721       14,473,598
                                                                                       (99.914%)         (0.086%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

    (v)   To re-elect Mr. He Ning as a Director.                                 16,847,962,556       14,473,763
                                                                                       (99.914%)         (0.086%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

    (vi)  To re-elect Dr. Lo Ka Shui as a Director.                              16,907,349,556       14,471,263
                                                                                       (99.914%)         (0.086%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

    (vii) To re-elect Mr. Frank Wong Kwong Shing as a Director.                  16,907,352,051       14,468,948
                                                                                       (99.914%)         (0.086%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

    (viii)   To re-elect Mr. Moses Cheng Mo Chi as a Director.                   16,907,341,256       14,479,563
                                                                                       (99.914%)         (0.086%)

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
    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

    (ix)  To fix the Directors' remuneration.                                    16,907,297,056       14,516,263
                                                                                       (99.914%)         (0.086%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

(4) To re-appoint Messrs. KPMG as auditors and to authorise the Directors        16,919,968,034        1,253,085
    to fix their remuneration.                                                         (99.993%)         (0.007%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

(5) To give a general mandate to the Directors to repurchase shares in           16,921,089,934        1,297,685
    the Company not exceeding 10% of the aggregate nominal amount of the               (99.992%)         (0.008%)
    existing issued share capital.

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

(6) To give a general mandate to the Directors to issue, allot and deal          16,722,127,936      361,450,222
    with additional shares in the Company not exceeding 20% of the                     (97.884%)         (2.116%)
    aggregate nominal amount of the existing issued share capital.

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

(7) To extend the general mandate granted to the Directors to issue,             16,820,487,691      101,543,828
    allot and deal with shares by the number of shares repurchased.                    (99.400%)         (0.600%)

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.

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2.    EXTRAORDINARY GENERAL MEETING

      In accordance with the Listing Rules, China Mobile Hong Kong (BVI) Limited, the controlling shareholder of the Company which is beneficially interested in 14,890,116,842 ordinary shares of the Company representing 75.69% of the issued share capital of the Company, and its associates as defined in the Listing Rules, have abstained from voting on the resolution in respect of the connected transactions.

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                                                                                            No. of Votes
               Resolution Passed in the Extraordinary General Meeting                            (%)
                                                                                      For               Against
                                                                                ---------------      -------------
(1) To approve the Connected Transactions as described in the paragraph headed    1,884,224,933          184,360
    "Prepaid Services" and "Platform Development" under the section "Letter            (99.990%)         (0.010%)
    from the Board" of the circular of the Company dated 9 April 2003, which the Company expects to occur on a regular and continuous basis in the ordinary and usual course of business of the Company and its subsidiaries, together with the relevant upper limits, and to authorise the directors of the Company to do all such further acts and things and execute such further documents and take all such steps which in their opinion may be necessary, desirable or expedient to implement and/or give effect to the terms of the Connected Transactions.

    As more than 50% of the votes were cast in favour of this resolution, the resolution was duly passed as an ordinary resolution.
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                                                     By Order of the Board
                                               China Mobile (Hong Kong) Limited
                                                      Yung Jacky Shun Loy
                                                       Company Secretary


Hong Kong, 15 May 2003